EXHIBIT 99.1

FOR IMMEDIATE RELEASE	MEDIA CONTACT:
Beth Drummey
Marketing & Community Relations Manager
Bank of Marin
415.763.4529 | bethdrummey@bankofmarin.com

BANK OF MARIN BANCORP ANNOUNCES ACQUISITION AGREEMENT WITH BANK OF NAPA
ACQUISITION STRENGTHENS BANK OF MARIN’S FRANCHISE AND
ACCELERATES GROWTH IN THE NAPA MARKET

NOVATO, CA, July 31, 2017 - Bank of Marin Bancorp, "BMRC" (NASDAQ: BMRC), parent company of Bank of Marin, “the Bank,” and Bank of Napa, N.A., “Bank of Napa” (OTCQB: BNNP), today announced that BMRC has entered into an acquisition agreement with BNNP. Bank of Napa has two branch offices serving Napa County, and had assets of $246.1 million, total deposits of $217.7 million, and total loans of $139.3 million as of June 30, 2017.

“This acquisition grows the Bank of Marin franchise by increasing our presence in Napa County, expanding our team of local, experienced bankers and adding quality commercial banking and deposit relationships,” said Russell A. Colombo, President and Chief Executive Officer of Bank of Marin Bancorp and Bank of Marin. “Post-closing, our bank will be ranked first in deposit market share among community banks in the market."

“We are excited to be teaming up with Bank of Marin,” said Tom LeMasters, President and Chief Executive Officer of Bank of Napa. “For our customers, it’s an expanded product line and larger lending limits, all delivered with the same high level of personal service that they have come to expect. For our shareholders, it’s the opportunity to join one of the premier community banks in the Bay Area.”

The transaction will be immediately accretive to BMRC’s earnings, adding to shareholder value. BNNP shareholders will receive a fixed exchange ratio of 0.3070 shares of BMRC common stock for each share of BNNP common stock outstanding. Based on BMRC’s closing stock price of $65.95 on July 28, 2017, the transaction is valued at $51.0 million, or $20.25 per share of BNNP common stock. Such value will fluctuate with changes in the stock price of BMRC. The total transaction value includes the value of BNNP options assumed by BMRC.

The transaction is expected to close in the fourth quarter of 2017, and upon closing the Bank will have approximately $2.4 billion in assets and operate twenty-two branches in five counties, including San Francisco, Marin, Sonoma, Napa and Alameda. Upon closing, BMRC will add one board member from Bank of Napa to its board. BMRC’s and BNNP’s boards of directors have approved the acquisition agreement. Additionally, directors and executive officers of BNNP have entered into agreements whereby they have committed to vote their shares in favor of the transaction. The closing of the acquisition is subject to satisfaction of customary closing conditions, including regulatory approvals and approval of BNNP’s shareholders.

Bank of Marin Bancorp received financial advisory services and a fairness opinion from Keefe, Bruyette & Woods, A Stifel Company, and Stuart Moore Staub served as legal counsel. Bank of Napa received financial advisory services and a fairness opinion from Sandler O’Neill + Partners, L.P., and Manatt, Phelps & Phillips LLP served as legal counsel.

Conference Call / Investor Presentation
Russell A. Colombo, President and Chief Executive Officer of Bank of Marin, and Tani Girton, Chief Financial Officer of Bank of Marin, will review additional information regarding the transaction in a call on Tuesday, August 1, 2017 at 10:15 AM EDT/7:15 AM PDT. An investor presentation has also been created for this announcement, and will be discussed on the conference call. To access a copy of the presentation and to listen to the conference call online, investors are invited to visit http://www.bankofmarin.com under "Investor Relations." To listen to the live call, please go to the web site at least 15 minutes early to register, download and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available on this site shortly after the call.

About Bank of Marin Bancorp
Bank of Marin is a leading business and community bank in the San Francisco Bay Area, with assets of $2.1 billion. Founded in 1989 and headquartered in Novato, Bank of Marin is the wholly-owned subsidiary of Bank of Marin Bancorp (NASDAQ: BMRC). With 20 retail offices in San Francisco, Marin, Napa, Sonoma and Alameda counties, Bank of Marin provides business and personal banking, commercial lending, and wealth management and trust services. Specializing in providing legendary service to its customers and investing in its local communities, Bank of Marin was named 2016 Community Bank of the Year by Western Independent Bankers and has consistently been ranked one of the “Top Corporate Philanthropists" by the San Francisco Business Times and one of the “Best Places to Work” by the North Bay Business Journal. Bank of Marin Bancorp is included in the Russell 2000 Small-Cap Index and NASDAQ ABA Community Bank Index and has been recognized as a Top 200 Community Bank by US Banker Magazine for the past five years. For more information, go to www.bankofmarin.com.

About Bank of Napa
Bank of Napa was founded in 2006 as Napa Valley’s only locally owned community bank. Bank of Napa, N.A. offers a complete range of loan and deposit products, and services to businesses and consumers in the Napa Valley. It operates two full service offices: at the corner of Redwood Road and Solano Avenue at 2007 Redwood Road, Suite 101; and at Second and Seminary Streets at 1715 Second Street, in Napa CA. Bank of Napa is a member of the FDIC. Its common stock is traded on the Over the Counter Bulletin Board under the symbol BNNP and the Bank can be found on the web at www.thebankofnapa.com.

Additional Information about the Acquisition and Where to Find It
In connection with the proposed acquisition, BMRC will file with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 to register the shares of BMRC common stock to be issued to the shareholders of BNNP. The registration statement will include a proxy statement/prospectus which will be sent to the shareholders of Bank of Napa seeking their approval of the acquisition and related matters. In addition, BMRC may file other relevant documents concerning the proposed acquisition with the SEC.

Shareholders of Bank of Napa are urged to read the registration statement on Form S-4 and the proxy statement/prospectus included within the registration statement and any other relevant documents to be filed with the SEC in connection with the proposed acquisition because they will contain important information about BMRC, BNNP and the proposed transaction. Investors and shareholders may obtain free copies of these documents through the website maintained by the SEC at www.sec.gov. Free copies of the proxy statement/prospectus also may be obtained by directing a request by telephone or mail to Bank of Marin Bancorp, 504 Redwood Blvd, Suite 100, Novato CA, 94947 , Attention: Investor Relations (telephone: (415) 763-4523 ), or by accessing Bank of Marin’s website at www.bankofmarin.com under “Investor Relations.” The information on Bank of Marin’s website is not, and shall not be deemed to be, a part of this release or incorporated into other filings it makes with the SEC.

Participants in the Solicitation
BMRC and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of BNNP in connection with the acquisition. Information about the directors and executive officers of BMRC is set forth in the proxy statement for BMRC’s 2017 annual meeting of shareholders filed with the SEC on April 5, 2017. Additional information regarding the interests of these participants and other persons who may be deemed participants in the acquisition may be obtained by reading the proxy statement/prospectus regarding the acquisition when it becomes available.

Forward-Looking Statements
Statements made in this release, other than those concerning historical financial information, may be considered forward-looking statements, which speak only as of the date of this release and are based on current expectations and involve a number of assumptions. These include statements as to the anticipated benefits of the acquisition, including future financial and operating results, cost savings and enhanced revenues that may be realized from the acquisition as well as other statements of expectations regarding the acquisition and any other statements regarding future results or expectations. Each of BMRC and Bank of Napa intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and is including this statement for purposes of these safe harbor provisions. The companies’ respective abilities to predict results, or the actual effect of future plans or strategies, is inherently uncertain. Factors which could have a material effect on the operations and future prospects of each of BMRC and Bank of Napa and the resulting company, include but are not limited to: (1) the businesses of BMRC and/or Bank of Napa may not be integrated successfully or such integration may be more difficult, time-consuming or costly than expected; (2) expected revenue synergies and cost savings from the acquisition may not be fully realized or realized within the expected time frame; (3) revenues following the merger may be lower than expected; (4) customer and employee relationships and business operations may be disrupted by the acquisition; (5) the ability to obtain required regulatory and shareholder approvals, and the ability to complete the acquisition on the expected timeframe may be more difficult, time-consuming or costly than expected; (6) changes in interest rates, general economic conditions, legislative/regulatory changes, monetary and fiscal policies of the U.S. government, including policies of the U.S. Treasury and the Board of Governors of the Federal Reserve; the quality and composition of the loan and securities portfolios; demand for loan products; deposit flows; competition; demand for financial services in the companies’ respective market areas; their implementation of new technologies; their ability to develop and maintain secure and reliable electronic systems; and accounting principles, policies, and guidelines, and (7) other risk factors detailed from time to time in filings made by BMRC with the SEC. BMRC and Bank of Napa undertake no obligation to update or clarify these forward-looking statements, whether as a result of new information, future events or otherwise.

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